SCHEDULE A

BARON ETF TRUST

BARON FIRST PRINCIPLES ETF

BARON GLOBAL DURABLE ADVANTAGE ETF

BARON SMID CAP ETF

BARON FINANCIALS ETF

BARON TECHNOLOGY ETF

BARON EMERGING MARKETS SELECT ETF

BARON RISK OPTIMIZED LARGE CAP ETF